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                                                                      EXHIBIT 11


                       COMPUTATION OF EARNINGS PER SHARE


                                                                     Per Share
                                                  Income    Shares     Amount

THREE MONTHS ENDED MARCH 31, 1999
Basic EPS net income........................       $5,019    11,022    $0.46
                                                                       =====
Effect of dilutive securities options.......           -        166
                                                   ------    ------
Diluted EPS.................................       $5,019    11,188    $0.45
                                                   ======    ======    =====

THREE MONTHS ENDED MARCH 31, 1998
Basic EPS net income........................       $4,550    10,611    $0.43
                                                                       =====
Effect of dilutive securities options.......           -        469
                                                   ------    ------
Diluted EPS.................................       $4,550    11,080    $0.41
                                                   ======    ======    =====